Exhibit (j)
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby  consent to the  incorporation  by  reference  in this  Post-Effective
Amendment No. 97 to the registration statement on Form N-1A ("Registration Statement") of our report dated November 15, 2002 relating to the financial statements and financial highlights which appear in the September 30, 2002 Annual Report to Shareholders of Scudder Small Cap Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Counsel and Independent Accountants", "Financial Statements", "Independent Accountants" and "Financial Highlights" in such Registration Statement.



                                                  /s/ PricewaterhouseCoopers LLP
                                                  ------------------------------
                                                  PricewaterhouseCoopers LLP
                                                  Boston, Massachusetts
                                                  January 30, 2003